UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      DATA TRANSMISSION NETWORK CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                                  47-0669375
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
          (Address, including zip code, of principal executive offices)

         Data Transmission Network Corporation 401(k) Plan
                            (Full title of the plan)

Brian L. Larson, Vice President, Chief Financial Officer,Secretary and Treasurer
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                                   ----------



                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of                      Proposed            Proposed         Amount of
securities to  Amount to be  maximum offering    maximum aggregate  registration
be registered  registered(1) price per share(1)  offering price         fee
================================================================================
Common stock,
$.001 par        300,000        $31.53(2)         $9,459,000(2)      $ 2,893.64
value (SOP)      shares
================================================================================

(1) This Form S-8 registers additional shares made available under the plan. The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustment in the shares on account of stock splits or stock dividends hereafter effected by the Registrant.

(2) Estimated pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of Data Transmission Network Corporation Common Stock on October 10, 1997, as reported on the National Association of Securities\Dealers Automated Quotations system.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

       This Form S-8 consists of 6 pages. The Exhibit Index is on page 4.

This Form S-8 registers additional securities of the registrant of the same class as other securities for which a registration statement filed on Form S-8 relating to the plan is effective (Registration No. 33-50412 as amended by Post-Effective Amendment No. 1 thereto) and is filed in order to reflect additional shares made available under the plan. The contents of such earlier registration statement are incorporated herein by this reference.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October 13, 1997.


                                           DATA TRANSMISSION NETWORK CORPORATION



                                           By: /s/ Roger R. Brodersen
                                               ---------------------------------
                                               Roger R. Brodersen
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger R. Brodersen and Greg T. Sloma, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (including, if applicable, his capacity as a director and/or officer of Data Transmission Network Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.


        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Roger R. Brodersen           Chairman of the Board,         October 13, 1977
-----------------------------
ROGER R. BRODERSEN               Chief Executive Officer
                                 and a Director


/s/ Greg T. Sloma                Chief Operating Officer,       October 13, 1997
-----------------------------
GREG T. SLOMA                    President and a Director



/s/ Roger W. Wallace             Senior Vice President and      October 13, 1997
-----------------------------
ROGER W. WALLACE                 a Director



/s/ Robert S. Herman             Senior Vice President and      October 13, 1997
-----------------------------
ROBERT S. HERMAN                 a Director



/s/ Brian L. Larson              Vice President, Chief          October 13, 1997
-----------------------------
BRIAN L. LARSON                  Financial Officer, Secretary
                                 and Treasurer (Principal
                                 Financial and Accounting
                                 Officer)

/s/ Jay E. Ricks                 Director                       October 13, 1997
-----------------------------
JAY E. RICKS



/s/ David K. Karnes              Director                       October 13, 1997
-----------------------------
DAVID K. KARNES



/s/ J. Michael Parks             Director                       October 13, 1997
-----------------------------
J. MICHAEL PARKS


  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned Plan Administrator, thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 13, 1997.

                                       DATA TRANSMISSION NETWORK
                                       CORPORATION 401(k) PLAN

                                       By:  DATA TRANSMISSION NETWORK
                                            CORPORATION, Plan Administrator


                                       By: /s/ Greg T. Sloma
                                           ------------------------------------
                                           Greg T. Sloma
                                           President and Chief Operating Officer


                                  EXHIBIT INDEX

                                                                  Page Number
         Exhibit                                                 In Sequential
           No.                                                  Numbering System
         -------                                                ----------------

   (1)    4.1    Certificate of Incorporation of
                 Data Transmission Network Corporation.

   (1)    4.2    Bylaws of Data Transmission Network Corporation.

   (2)    4.3    Data Transmission Network Corporation 401(k) Plan,
                 as initially adopted.

   (2)           4.3(a) Amendment to the Data Transmission  Network
                 Corporation 401(k) Plan effective January 1, 1989.

   (2)           4.3(b) Amendment to the Data Transmission  Network
                 Corporation 401(k) Plan effective July 1, 1992.

   (3)           4.3(c) Amendment to the Data Transmission  Network
                 Corporation 401(k) Plan adopted October 18, 1994.

   (3)           4.3(d) Amendment to the Data Transmission  Network
                 Corporation 401(k) Plan effective January 1, 1996.

    (3)   5.1    Internal Revenue Service determination letter that the
                 Plan, as restated July 1, 1992, is qualified under
                 Section 401 of the Internal Revenue Code.

          5.2    Opinion of Abrahams, Kaslow & Cassman regarding
                 legality of Common Stock being registered.                   5

          23.1   Consent of Deloitte & Touche LLP.                            6

          23.2   Consent of Abrahams, Kaslow & Cassman
                 (included in Exhibit 5.2).

          24.1   Power of Attorney (included on signature page).
-------------------------

   (1) Exhibits 4.1 and 4.2 hereto were previously filed as exhibits to the Registration Statement of Data Transmission Network Corporation on Form S-1 as filed December 4, 1987, and are incorporated herein by this reference.

   (2) Exhibits 4.3, 4.3(a) and 4.3(b) hereto were previously filed as exhibits to the Registration Statement of Data Transmission Network Corporation on Form S-8 (Registration No. 33-50412) and are incorporated herein by this reference.

   (3) Exhibits 4.3(c), 4.3(d) and 5.1 hereto were previously filed as exhibits to Post-Effective Amendment No. 1 to the Registration Statement of Data Transmission Network Corporation on Form S-8 (Registration No. 33-50412) and are incorporated herein by this reference.

                                                                     EXHIBIT 5.2




                                          October 13, 1997


Data Transmission Network Corporation
9110 West Dodge Road, Suite 200
Omaha, NE  68114

Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Data Transmission Network Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of 300,000 shares of the $.001 par value Common Stock of the Company (the "Shares") under the Securities Act of 1933, as amended.

         We also have examined the Data Transmission Network Corporation 401(k) Plan (the "401(k) Plan") incorporated by reference into the Registration Statement and such corporate records, certificates and other documents as we deemed relevant and appropriate.

         It is our opinion that, when sold in accordance with the terms of the 401(k) Plan, the Shares will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,

                            ABRAHAMS KASLOW & CASSMAN

                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Data Transmission Network Corporation on Form S-8 of our reports dated January 31, 1997 and May 22, 1997, incorporated by reference in the Annual Report on Form 10-K of Data Transmission Network Corporation for the year ended December 31, 1996 and appearing in the Annual Report on Form 11-K of Data Transmission Network Corporation 401(k) Plan for the year ended December 31, 1996, respectively.



DELOITTE & TOUCHE LLP
Omaha, Nebraska

October 2, 1997